                                [SANCHEZ LOGO]
                            40 Valley Stream Parkway
                                Malvern, PA 19355

                              Phone: (610) 296-8877
                               Fax: (610) 296-7371

                            Internet: www.sanchez.com


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Dear Stockholder:

You are invited to attend the Sanchez Computer Associates, Inc. 2001 Annual Meeting of Stockholders.

DATE:          Thursday, May 24, 2001

TIME:          2:00 p.m. Eastern time

PLACE:         The Desmond Great Valley Hotel and Conference Center
               One Liberty Boulevard
               Malvern, PA  19355
               (610) 296-9800

DIRECTIONS:    Included on the last page

No admission tickets are required. If you cannot attend the meeting in person, you may listen to the meeting over the Internet through Vcall, Inc. at http://www.vcall.com. Please go to this Web site approximately 15 minutes early to register and download any necessary audio software.

Only stockholders who owned stock at the close of business on April 6, 2001, can vote at this meeting or any adjournments that may take place.

At the meeting, we will elect 10 directors, request approval of an amendment to the 1995 Equity Compensation Plan and attend to any other business properly presented at the meeting. We also will report on our 2000 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments and meet our management team.

WE CONSIDER YOUR VOTE IMPORTANT, NO MATTER HOW MANY SHARES YOU HOLD, AND WE ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE.

The proxy statement, accompanying proxy card and 2000 annual report are being mailed to stockholders beginning April 16, 2001, in connection with the solicitation of proxies by the Board of Directors.

Sincerely,

/s/ MICHAEL A. SANCHEZ                      /s/ CARL SOTTOSANTI
---------------------------                 ---------------------------
Michael A. Sanchez                          Carl Sottosanti
Chairman of the Board                       Corporate Secretary

April 16, 2001

                              QUESTIONS AND ANSWERS


Q:   WHY AM I RECEIVING THIS PROXY STATEMENT?

A: The Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. You are receiving a proxy statement because you own shares of Sanchez common stock. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

     The notice of Annual Meeting, proxy statement and proxy are being mailed to stockholders on or about April 16, 2001.

Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders of record as of the close of business on April 6, 2001, may vote at the Annual Meeting.

Q:   HOW MANY SHARES CAN VOTE?

A: On April 6, 2001, there were 25,580,242 shares issued and outstanding. Every stockholder may cast one vote for each share owned.

Q:   WHAT MAY I VOTE ON?

A: You may vote on the election of 10 directors who have been nominated to serve on our Board of Directors and on the adoption of the amendment to our 1995 Equity Compensation Plan.

Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board recommends a vote FOR each Board nominee and FOR the amendment to the 1995 Equity Compensation Plan.

Q:   HOW DO I VOTE?

A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the prepaid envelope provided. If you sign your proxy card, but do not mark any boxes showing how you wish to vote, Michael A. Sanchez, Frank R. Sanchez and Joseph F. Waterman (or any substitutes that they may appoint), will vote your shares as recommended by the Board of Directors.

Q:   WHAT IF I WANT TO CHANGE MY VOTE?

A: You may change your vote at any time before the meeting in any of the following three ways:

     1.   notify our Corporate Secretary, Carl Sottosanti, in writing,

     2. vote in person at the meeting, or submit a proxy card with a later date.

Q:   WHAT IF I HOLD MY SHARES IN A BROKERAGE ACCOUNT?

A: If you hold your shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them, describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

     1.   by telephone,

     2.   via the Internet, or

     3.   by returning the form to your broker.

     Remember, if you vote by telephone or the Internet, do not return your voting instruction form. Your vote by telephone or the Internet will help us save money.

     If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.



[SANCHEZ LOGO]                                                                1

Q:   HOW WILL DIRECTORS BE ELECTED?

A: The 10 nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

Q: WHAT VOTE IS REQUIRED TO ADOPT THE AMENDMENT TO THE 1995 EQUITY COMPENSATION PLAN?

A: To approve the amendment to the Plan, a quorum must be present and voting on the Plan, and a majority of the votes cast must be in favor of the amendment.

Q:   WHO WILL COUNT THE VOTES?

A: A representative of Sanchez will count the votes and act as the judge of election.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the exact same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent:

     Mellon Investor Services LLC
     85 Challenger Road
     Ridgefield Park, NJ 07660
     Toll-free telephone 800-526-0801

     If you provide Mellon Investor Services with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier to accomplish this.

     You also can find information on transferring shares and other useful stockholder information on their Web site at www.mellon-investor.com.

Q:   WHAT IS A QUORUM?

A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:   WHAT IS THE EFFECT IF I ABSTAIN OR FAIL TO GIVE INSTRUCTIONS TO MY BROKER?

A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director or a particular proposal.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, brokers and other nominees may vote those shares on routine matters, such as the election of directors. Approval of the amendment to the 1995 Equity Compensation Plan is considered a non-routine matter. Brokers or other nominees will not be able to vote on that proposal without instructions from the stockholder Broker non-votes, abstentions and a withheld vote are not counted in the tally of votes FOR or AGAINST a proposal.

Q:   WHO CAN ATTEND THE MEETING?

A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:   WHAT IF I CAN'T ATTEND THE MEETING?

A: If you cannot attend the meeting in person, you may listen to the proceedings over the Internet through Vcall, Inc. at http://www.vcall.com. Please go to this Web site approximately fifteen minutes early to register and download any necessary audio software. If you cannot listen to the live


[SANCHEZ LOGO]                                                                2
     broadcast, Vcall will have a replay of the meeting available on its Web site beginning immediately after the meeting and a transcript of the meeting available by approximately May 29, 2001.

Q:   ARE THERE ANY EXPENSES ASSOCIATED WITH COLLECTING THE STOCKHOLDER VOTES?

A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:   WHAT IS A STOCKHOLDER PROPOSAL?

A: A stockholder proposal is a recommendation or requirement that Sanchez or our Board of Directors take action on a matter that you intend to present at a meeting of stockholders. However, under applicable rules, we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   CAN ANYONE SUBMIT A STOCKHOLDER PROPOSAL?

A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: IF I WISH TO SUBMIT A STOCKHOLDER PROPOSAL FOR THE ANNUAL MEETING IN 2002, WHAT ACTION MUST I TAKE?

A: If you wish us to consider including a stockholder proposal in the proxy statement for the Annual Meeting in 2002, you must submit the proposal, in writing, so that our Corporate Secretary receives it no later than December 28, 2001. The proposal must meet the requirements established by the SEC. Send your proposal to:

     Carl Sottosanti
     Vice President, General Counsel and
     Corporate Secretary
     Sanchez Computer Associates, Inc.
     40 Valley Stream Parkway
     Malvern, PA 19355

     If you wish to submit a proposal at the Annual Meeting that is not eligible for inclusion in the proxy statement relating to the meeting and you fail to give the Company notice of the proposal by March 13, 2002, the management proxies will be allowed to use their discretionary voting authority when and if the proposal is raised at the meeting.

Q:   CAN A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR?

A: We will consider qualified candidates recommended by our stockholders. You should submit your recommendation, including a detailed statement of the individual's qualifications, to our Corporate Secretary at the address shown in the preceding question.

Q:   WHO ARE THE LARGEST STOCKHOLDERS OF SANCHEZ?

A: Safeguard Scientifics, our largest stockholder, beneficially owns 24.6% of our shares. Michael Sanchez, our chairman, beneficially owns 14.7% and Frank Sanchez, our CEO, beneficially owns 6.3%. Other directors and executive officers beneficially own a total of an additional 3.0% of our common stock. At December 31, 2000, no other stockholder owned more than 5% of our stock.


[SANCHEZ LOGO]                                                                3

                              ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD


Directors are elected annually and serve a one-year term. There are 10 nominees for election this year. Each nominee is currently serving as a director. Each nominee has consented to serve until the next Annual Meeting if elected. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the Board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE. THE 10 NOMINEES WHO RECEIVE THE HIGHEST NUMBER OF AFFIRMATIVE VOTES WILL BE ELECTED AS DIRECTORS.

--------------------------------------------------------------------------------
MICHAEL A. SANCHEZ                                          Director since 1979
Age 43

Mr. Michael Sanchez founded the company in 1979, serving as chief executive officer from inception until April 1997, as well as its chairman since inception. Mr. Sanchez also has served as chief executive officer of e-PROFILE since April 1999. In addition to assisting with the strategic direction for Sanchez, he is also responsible for the organizational growth and development of e-PROFILE. Michael Sanchez and Frank Sanchez are brothers.

--------------------------------------------------------------------------------
FRANK R. SANCHEZ                                            Director since 1980
Age 44

Mr. Frank Sanchez has been the chief executive officer since April 1999 and previously was president and chief operating officer of the company since 1994. In his capacity as chief executive officer, Mr. Sanchez is responsible for the overall strategy and performance of the company, as well as the engineering, sales and marketing departments. He was the principal architect of the PROFILE suite of enterprise banking and financial services products and continues to be responsible for providing the overall direction of the product suite and technical strategy. From 1980 until 1994, Mr. Sanchez was executive vice president in charge of technology and product development.

--------------------------------------------------------------------------------
JOSEPH F. WATERMAN                                          Director since 2000
Age 49

Mr. Waterman has served as president and chief operating officer of Sanchez since April 1999 and is responsible for the day-to-day operation of the company, as well as the client services and administrative departments. Previously, he was senior vice president and chief financial officer from 1992 when he joined the company. Prior to joining Sanchez, Mr. Waterman was employed by Safeguard Scientifics, Inc. for 13 years.


[SANCHEZ LOGO]                                                                4

--------------------------------------------------------------------------------
LAWRENCE CHIMERINE                                          Director since 1987
Age 60

Dr. Chimerine is president of Radnor International Consulting, an economic consulting company. He served as chairman, chief executive officer and chief economist of econometrics of the WEFA Group between 1979 and 1990. Prior to that, he was chief U.S. economist for IBM Corporation. He also served as managing director of the Economic Strategy Institute in Washington, D.C. between 1993 and 1999. Dr. Chimerine is a director of Bank United Corp., Outsource International, Inc. and Global Capital Partners. He is also a co-founder and director of Grandparents.com.

--------------------------------------------------------------------------------
FREDERICK J. GRONBACHER                                     Director since 2001
Age 59

Mr. Gronbacher has been a director of Sanchez since February 2001, when he was appointed by the Board to fill a vacancy. Prior to retiring in January 2000, Mr. Gronbacher was the chief executive officer of PNC Consumer Bank. He also served as chief executive officer of PNC Credit Card, PNC National Bank and PNC Insurance. In September 1993, he joined the Management Committee as executive vice president of PNC Bank Corp.

--------------------------------------------------------------------------------
ALEX W. HART                                                Director since 1998
Age 60

Since 1998, Mr. Hart has served as an independent consultant. Before 1998, Mr. Hart served as chief executive officer of Advanta Corp., a consumer and small business service company that he joined in March 1994. Before joining Advanta Corp., Mr. Hart had been president and chief executive officer of MasterCard International, Inc., a worldwide association of over 29,000 member financial institutions. Mr. Hart is a director of HNC Software, Inc., Silicon Valley Bancshares and Global Payments, Inc.

--------------------------------------------------------------------------------
JOHN D. LOEWENBERG                                          Director since 1996
Age 60

Mr. Loewenberg is currently managing partner of JDL Enterprises, a consulting firm. Previously, Mr. Loewenberg was an executive vice president and chief operating officer of Connecticut Mutual, a life insurance company, from May 1995 through March 1996. Before joining Connecticut Mutual, Mr. Loewenberg held several senior management positions with Aetna Life and Casualty and its affiliates. Mr. Loewenberg is a director of CompuCom Systems, Inc., DiamondCluster International, Inc. and DocuCorp International, Inc.


[SANCHEZ LOGO]                                                                5

--------------------------------------------------------------------------------
THOMAS C. LYNCH                                             Director since 1996
Age 59

Mr. Lynch has recently returned to Safeguard Scientifics after serving for two years as president and chief operating officer of CompuCom Systems located in Dallas, Texas. Mr. Lynch has been a senior vice president of Safeguard Scientifics since joining the company in November 1995, following a 31-year career of Naval service. He retired with the rank of Rear Admiral. Naval service included superintendent of the US Naval Academy from 1991 through 1994 and director of the Navy Staff from 1994 through 1995. Mr. Lynch is a trustee of the U.S. Naval Academy Foundation and is a director of eMerge Interactive, Inc.
--------------------------------------------------------------------------------
JAMES R. STOJAK                                             Director since 1999
Age 54

Since 2000, Mr. Stojak has served as an independent consultant. Before
2000, Mr. Stojak served as an executive vice president of Citigroup, where he led Citigroup's global consumer operations and technology. From 1990 through 1996, Mr. Stojak was senior vice president and chief operating officer of Citibank's Europe/North America credit card business. He also served as chairman of Citibank (South Dakota), N.A. and as a director of Citibank (Nevada), N.A. Prior to Citigroup, Mr. Stojak held executive positions with Wells Fargo Bank and Continental Illinois National Bank.

--------------------------------------------------------------------------------
GARY C. WENDT                                               Director since 1999
Age 59

Mr. Wendt was named chairman and chief executive officer of Conseco, Inc.
in June 2000. He is the former president, chairman and chief executive officer of GE Capital Services. During his 15-year tenure as GE Capital's leader, the company became General Electric's largest business activity. Mr. Wendt is a director of EXL Inc., Europe@Web, ProAct and an advisory director of Internet Capital Group, Inc. He is a member of the National Board of Governors Boys & Girls Clubs of America and is active in many other charitable organizations.

--------------------------------------------------------------------------------


[SANCHEZ LOGO]                                                                6

                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION


BOARD MEETINGS: The Board of Directors held four meetings in 2000. Each director attended 100% of the total number of meetings of the Board and committees of which he was a member.

BOARD COMPENSATION: Directors receive reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings or other company business.

Each director who is not an executive officer of Sanchez or Safeguard is eligible to receive stock option grants, at the discretion of the Compensation Committee for their service on the Board of Directors. The term and vesting of options awarded to directors are determined by the Compensation Committee at the time of grant. The exercise price of each option is equal to the average of the high and low traded prices on the grant date.

In February 2000, Mr. Gronbacher received an option to purchase 10,000 e-PROFILE shares at an exercise price of $15.00 per share which was the fair market value established by the e-PROFILE Board of Directors on the date of grant. The option vests one-third each year starting February 2001, and has a term of five years from the date it first becomes exercisable.

In May 2000, Messrs. Stojak and Wendt each received an option to purchase 10,000 Sanchez shares at an exercise price of $15.563 per share. The option vests one-third each year starting May 2001, and has a term of five years from the date it first becomes exercisable.


                        BOARD COMMITTEE MEMBERSHIP ROSTER

                                AUDIT(1)       COMPENSATION       EXECUTIVE
--------------------------------------------------------------------------------
MEETINGS HELD IN 2000              3                1                0
--------------------------------------------------------------------------------
Michael A. Sanchez (2)                              X                X
--------------------------------------------------------------------------------
Frank R. Sanchez                                                     X
--------------------------------------------------------------------------------
Lawrence A. Chimerine              X
--------------------------------------------------------------------------------
Alex W. Hart                                        X
--------------------------------------------------------------------------------
John D. Loewenberg                 X
--------------------------------------------------------------------------------
Thomas C. Lynch                    X
--------------------------------------------------------------------------------
James R. Stojak                    X
--------------------------------------------------------------------------------
Joseph F. Waterman                                                   X
--------------------------------------------------------------------------------
Gary C. Wendt                                       X
--------------------------------------------------------------------------------

(1) As of April 6, 2001, the Audit Committee has one member who is an affiliate of Safeguard Scientifics, Inc. and therefore, is not considered an "independent director" as defined in NASD Rule 4200 (a)(15). The Company will comply with NASD Rule 4350 (d)(2), which requires all NASDAQ companies to certify by June 14, 2001 that they have an Audit Committee of at least three members comprised solely of independent directors, each of whom must be able to read and understand fundamental financial statements and one of whom must be financially sophisticated.

(2)  Mr. Sanchez is a non-voting member of the Compensation Committee


[SANCHEZ LOGO]                                                                7

AUDIT COMMITTEE

o Discusses the scope and results of our audit with the independent certified public accountants.

o Reviews with management and the independent certified public accountants the interim and year-end operating results.

o Considers the adequacy of our internal accounting controls and audit procedures.

COMPENSATION COMMITTEE

o Determines compensation levels for our officers and other principal employees, including incentive compensation.

o    Administers our equity compensation plans.

EXECUTIVE COMMITTEE

o Acts upon all matters with respect to the routine management of our business.

                        ADOPTION OF THE AMENDMENT TO THE
                          1995 EQUITY COMPENSATION PLAN
                              ITEM 2 ON PROXY CARD

BACKGROUND

Our 1995 Equity Compensation Plan was initially adopted in 1995. In February 2001, our Board adopted, subject to stockholder approval, an amendment to the Plan authorizing the issuance of an additional 2,000,000 shares under the Plan.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1995 PLAN. Approval of this amendment requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the amendment. If the stockholders do not approve the amendment, then the number of shares that may be issued under the 1995 Plan will not exceed 5,360,000 shares.

PURPOSE OF THE 1995 PLAN

The 1995 Plan provides participants with an opportunity to receive grants of stock options, stock appreciation rights, and restricted stock. We have historically granted incentive stock options and non-qualified stock options with an exercise price that generally has been equal to the fair market value on the grant date. We most likely will continue to do so in the future. However, to remain competitive and to be able to continue attracting outstanding employees, our 1995 Plan provides the flexibility for other types of grants.

We believe the 1995 Plan will encourage the participants to contribute to our growth, thus benefiting our stockholders, and will align the economic interests of the participants with those of our stockholders.

The 1995 Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act.

SHARES SUBJECT TO THE 1995 PLAN

The 1995 Plan, once the amendment is effective, authorizes the issuance of up to 7,360,000 shares of common stock, subject to adjustment in certain circumstances as discussed below. The maximum number of shares that may be subject to grants made to any individual under the Plan is 1,100,000. If options or stock appreciation rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, or if a restricted stock award is forfeited, the shares subject to the grant will again be available for purposes of the 1995 Plan.

Some of the shares authorized for issuance under the amendment may be granted to non-executive employees prior to the Annual Meeting date, subject to shareholder approval. The balance of the

[SANCHEZ LOGO]                                                                8
newly authorized shares will be available for grants to existing and future
Plan participants from time to time. At March 30, 2001, of the 7,360,000 shares authorized for issuance, 1,696,976 shares have been issued upon exercise of options, 2,930,156 shares are subject to options outstanding under the Plan, and 2,732,868 shares remain available for future issuance. The closing price of a share of our common stock on March 30, 2001, was $7.375 per share.

ADMINISTRATION OF THE 1995 PLAN

The 1995 Plan is administered by the Compensation Committee, which is currently composed of Messrs., Gronbacher, Hart, Wendt and Michael Sanchez. Mr. Sanchez is a non-voting member of the Compensation Committee.

The Compensation Committee has the authority to administer and interpret the 1995 Plan. Specifically, the Compensation Committee is authorized to:

o    determine the individuals to whom grants will be made,

o    determine the type, size and terms of the grants,

o determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability,

o amend the terms of any outstanding awards, including accelerating vesting, waiving forfeiture provisions, or extending a participant's right with respect to grants as a result of termination of employment or service or otherwise,

o establish from time to time any policy or program to encourage or require participants to achieve or maintain equity ownership,

o make factual determinations and adopt or amend appropriate rules, regulations, agreements and instruments for implementing the 1995 Plan, and

o    deal with any other matters arising under the 1995 Plan.

ELIGIBILITY FOR PARTICIPATION AND GRANTS

Those eligible to receive grants are employees (including officers or members of the Board), individuals to whom we have offered employment, non-employee directors and certain advisors of Sanchez or any subsidiary. There are approximately 600 employees and 7 non-employee directors currently eligible to receive grants.

Grants may consist of incentive stock options, non-qualified stock options, restricted stock awards or stock appreciation rights. All grants are subject to the terms and conditions of the 1995 Plan.

Grants will continue to vest and remain exercisable, in accordance with the option agreement, as long as a participant remains in our service and for a period of time after termination. In determining whether a participant will be considered to have terminated service for purposes of exercising options and stock appreciation rights and satisfying conditions with respect to restricted stock awarded, a participant will not be considered to have terminated service until the participant ceases to serve as an employee, advisor and member of the Board. The Compensation Committee may waive or modify these termination provisions.

STOCK OPTIONS

GRANT OF STOCK OPTIONS. The Compensation Committee may grant options qualifying as incentive stock options to employees. The Compensation Committee may grant non-qualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and non-qualified stock options.

OPTION PRICE. The option exercise price is determined by the Compensation Committee at the time of grant. To qualify as an incentive stock option, the exercise price may not be less than the fair market

[SANCHEZ LOGO]                                                                9
value of the common stock at the time of grant, which is equal to the average of the high and low traded prices on the grant date. Also, the value, determined as of the grant date, of any incentive stock options held by a participant that become exercisable for the first time during any calendar year cannot exceed $100,000. If a participant owns stock having more than 10% of the voting power of Sanchez, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of grant.

TERM AND EXERCISABILITY OF STOCK OPTIONS. The Compensation Committee determines the term of stock options granted under the 1995 Plan, although the term may not exceed ten years. If a participant owns stock having more than 10% of the voting power of Sanchez, the term of an incentive stock option may not exceed five years. The Compensation Committee determines how stock options will become exercisable and may accelerate vesting at any time for any reason.

MANNER OF EXERCISE OF STOCK OPTIONS.
To exercise a stock option, a participant must deliver a written exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid in any of the following ways:

o    in cash,

o by delivering shares of our common stock already owned by the participant having a fair market value equal to the exercise price,

o    in a combination of cash and shares, or

o any other method of payment the Compensation Committee may approve, including a "cashless exercise" of a stock option effected by delivering a notice of exercise to Sanchez and a securities broker, with instructions to the broker to deliver to Sanchez out of the sale proceeds the amount necessary to pay the exercise price.

Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to Sanchez.

In the event of a change in control, upon receipt of a participant's exercise notice, the Compensation Committee may elect to cash out all or part of an option by paying the participant an amount, in cash or common stock, equal to the excess of the fair market value over the exercise price.

For a non-qualified stock option, we are also required to withhold applicable taxes. If approved by the Compensation Committee, the income tax withholding obligation may be satisfied by withholding shares of an equivalent market value.

TERMINATION OF STOCK OPTIONS AS A RESULT OF TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH. Generally, vested stock options will remain exercisable for a period of time following termination of service as follows:

o for one year following termination of service if an individual dies or is disabled, or

o    for one month following termination of service for any other reason.

The Compensation Committee, either at or after grant, may provide for different termination provisions. Options which are not exercisable at termination of service are terminated as of that date.

If service is terminated for cause, the Compensation Committee may terminate all stock options held by a participant at the date of termination. The Compensation Committee also may, upon refund of the exercise price, require the participant to forfeit all shares underlying any exercised portion of an option for which Sanchez has not yet delivered share certificates.

If a participant dies while employed by Sanchez, their options may be exercised on an accelerated basis by their estate for a period of one year from the final date of



[SANCHEZ LOGO]                                                               10
employment, or until the expiration of the term of the option, whichever is shorter.

TRANSFERABILITY OF STOCK OPTIONS. Generally, only a participant may exercise rights under a stock option during his or her lifetime, and those rights may not be transferred except by will or by the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person's right to receive the stock option. The Compensation Committee may nevertheless choose to provide with respect to non-qualified stock options that a participant may transfer those stock options to family members or other persons or entities.

RESTRICTED STOCK GRANTS

The Compensation Committee may provide a participant with an opportunity to acquire shares of our common stock contingent upon his or her continued service or the satisfaction of other criteria. Restricted stock differs from a stock option in that a participant must make an immediate decision whether to make an investment in the stock. The Compensation Committee determines the amount to be paid for the stock or may decide to grant the stock for no consideration. The Compensation Committee may specify that the restrictions will lapse over a period of time or according to any other factors or criteria. If a participant's service terminates during the period of any restrictions, the restricted stock grant will terminate with respect to all shares as to which the restrictions on transfer have not lapsed unless the Compensation Committee provides for an exception to this requirement. Until the restrictions on transfer have lapsed, a participant may not in any way dispose of the shares of common stock to which the restriction applies. All restrictions lapse upon the expiration of the applicable restriction period. Unless the Compensation Committee determines otherwise, however, during the restriction period the participant has the right to vote restricted shares and receive any dividends or other distributions paid on them, subject to any restrictions specified by the Compensation Committee.

STOCK APPRECIATION RIGHTS

The Compensation Committee may provide a participant with the right to receive a benefit measured by the appreciation in a specified number of shares of our common stock over a period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the stock appreciation right (SAR). Generally, the base amount of a SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of common stock on the date the SAR is granted. The Compensation Committee may pay this benefit in cash, in stock, or any combination of the two.

The Compensation Committee may grant a SAR either separately or in tandem with all or a portion of a stock option. SARs may be granted when the stock option is granted, or later while it remains outstanding. However in the case of an incentive stock option, SARs may be granted only at the time the option is granted. Tandem SARs may not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related stock option during the period. Upon the exercise of a stock option, the SARs relating to the common stock covered by the stock option terminate. Upon the exercise of SARs, the related stock option terminates to the extent of an equal number of shares of common stock.


[SANCHEZ LOGO]                                                               11

SARs are subject to the same termination provisions on death, disability or termination of service as stock options. The Compensation Committee may accelerate the exercisability of any or all outstanding SARs.

TERMINATION OF THE 1995 PLAN

The Board may amend or terminate the 1995 Plan at any time. No stock option, SAR or restricted stock award shall be granted under the Plan on or after October 9, 2005, but awards granted prior to such tenth anniversary may extend beyond that date.

ADJUSTMENT PROVISIONS

The Compensation Committee will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available for grants and individual limits for any single participant under the 1995 Plan, to appropriately reflect any of the following events:

o a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares;

o a merger, reorganization or consolidation in which Sanchez is the surviving corporation;

o    a reclassification or change in par value;

o any other extraordinary or unusual event affecting the outstanding common stock as a class without receipt of consideration by Sanchez; or

o a substantial reduction in the value of outstanding shares of common stock as a result of a spinoff or payment of an extraordinary dividend or distribution.

REORGANIZATION -- CHANGE IN CONTROL

Upon a reorganization where Sanchez is not the surviving corporation, or survives only as a subsidiary of another corporation, all outstanding stock options and SARs that are not exercised will be assumed by the surviving corporation or replaced with comparable options or rights.
Unless the Compensation Committee determines otherwise, a change of control will not result in the acceleration of vesting of outstanding stock options or SARs or the removal of restrictions and conditions on outstanding restricted stock awards.

However, the Compensation Committee may elect to take the following actions:

o require that participants surrender their outstanding options and SARs in exchange for a payment, in cash or common stock, in an amount equal to the amount by which the then fair market value subject to the grants exceeds the exercise price of the options or the base amount of the SARs or

o terminate any or all unexercised options or SARs after giving participants an opportunity to exercise the options or SARs.

The Compensation Committee does not have the right to take any actions that would make the reorganization or change of control ineligible for pooling of interests accounting treatment or desired tax treatment if the reorganization or change of control would otherwise qualify for this treatment and we intend to use this treatment with respect to the transaction.

FEDERAL INCOME TAX CONSEQUENCES

The current federal income tax treatment of grants under the 1995 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the 1995 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

INCENTIVE STOCK OPTIONS.
A participant will not recognize taxable income for the purpose of the regular income tax upon either the grant or


[SANCHEZ LOGO]                                                               12
exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Tax Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. We will not be entitled to any tax deduction by reason of the grant, or exercise of the incentive stock option.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. We will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of a recognized gain, a tax deduction to Sanchez. If, however, the holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the participant's basis in the excess shares will equal the amount of cash paid by the participant upon the original exercise of the stock option, and the participant's holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

NON-QUALIFIED STOCK OPTIONS. There are no federal income tax consequences to a participant or Sanchez upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, and we will be entitled to a corresponding federal income tax deduction.

If a participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon the exercise, will be included in the gross income of the participant. The participant's basis in the excess shares will equal the sum of the cash paid by the participant upon the exercise of the stock option plus any amount included in the participant's


[SANCHEZ LOGO]                                                               13
gross income as a result of the exercise of the stock option.

The Compensation Committee may permit a participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, to satisfy the federal income tax withholding, subject to certain restrictions described in the 1995 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the participant's income equal to the excess of the fair market value of the shares over the participant's basis in the shares.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the non-qualified stock options).

RESTRICTED STOCK. A participant normally will not recognize taxable income upon the award of a restricted stock grant, and we will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and we will be entitled to a federal income tax deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the common stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, we generally will be entitled to a corresponding federal income tax deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund if the participant does not recover any consideration paid by the participant for the restricted stock.

STOCK APPRECIATION RIGHTS. There are no federal income tax consequences to a participant or to Sanchez upon the grant of a SAR. Upon the exercise of a SAR, a participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock received upon exercise. We generally will be entitled to a corresponding federal income tax deduction at the time of exercise. Upon the sale of any shares acquired by the exercise of a SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

TAX WITHHOLDING. All grants under the 1995 Plan are subject to applicable tax withholding requirements. We have the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of common stock, we may require a participant to pay the amount of the taxes that we are required to withhold or may deduct the amount of the withholding taxes from other wages paid to the participant. If approved by the Compensation Committee,


[SANCHEZ LOGO]                                                               14
the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 1995 Plan are conditional upon the payment or arrangement for payment of any required withholding.

SECTION 162(m). Under section 162(m) of the Code, we may be precluded from claiming a federal income tax deduction for total compensation in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated employees in any one year. Total compensation may include amounts received upon the exercise of stock options and SARs granted under the 1995 Plan, the value of shares subject to restricted stock grants when the shares are no longer subject to forfeiture (or such other time when income is recognized) and the amounts received pursuant to other grants under the 1995 Plan. An exception does exist, however, for "performance-based compensation." Grants of stock options and SARs generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as "performance-based compensation."


[SANCHEZ LOGO]                                                               15

                                  STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND
                                       BENEFICIAL OWNERS OF MORE THAN 5%
                                             AS OF APRIL 6, 2001

--------------------------------------------------------------------------------------------------------
                                                                              SHARES
                                    OUTSTANDING           OPTIONS          BENEFICIALLY
                                       SHARES           EXERCISABLE          ASSUMING
                                    BENEFICIALLY         WITHIN 60          EXERCISE OF    PERCENT OF
                NAME                    OWNED               DAYS              OPTIONS        SHARES
--------------------------------------------------------------------------------------------------------
Safeguard Scientifics, Inc.           6,288,184                --            6,288,184         24.6%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087-1945
--------------------------------------------------------------------------------------------------------
Michael A. Sanchez                    3,636,689             158,467          3,795,156         14.7%
  40 Valley Stream Parkway
  Malvern, PA 19355
--------------------------------------------------------------------------------------------------------
Frank R. Sanchez                      1,468,220             158,468          1,626,688          6.3%
  40 Valley Stream Parkway
  Malvern, PA 19355
--------------------------------------------------------------------------------------------------------
Lawrence A. Chimerine                    94,000                --               94,000            *
--------------------------------------------------------------------------------------------------------
Frederick J. Gronbacher                    --                  --                 --              *
--------------------------------------------------------------------------------------------------------
Alex W. Hart                             10,000              18,200             28,200            *
--------------------------------------------------------------------------------------------------------
John D. Loewenberg                        3,100              36,800             39,900            *
--------------------------------------------------------------------------------------------------------
Thomas C. Lynch                          10,048                --               10,048            *
--------------------------------------------------------------------------------------------------------
James R. Stojak                            --                 8,934              8,934            *
--------------------------------------------------------------------------------------------------------
Gary C. Wendt                              --                 8,934              8,934            *
--------------------------------------------------------------------------------------------------------
Joseph F. Waterman                      493,597              23,785            517,382          2.0%
--------------------------------------------------------------------------------------------------------
Douglas J. Enns                            --                41,668             41,668            *
--------------------------------------------------------------------------------------------------------
Daniel W. Sollis                           --                30,067             30,067            *
--------------------------------------------------------------------------------------------------------
Executive officers and                5,729,454             540,492          6,269,946         24.0%
directors as a group
--------------------------------------------------------------------------------------------------------

*    Less than 1% of our outstanding shares of common stock

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with his spouse) except as follows:

     Safeguard Scientifics    Shares are held of record by wholly owned
                              subsidiaries of Safeguard as follows: Safeguard
                              Scientifics (Delaware), Inc.--5,470,584 shares;
                              Safeguard Delaware, Inc.--817,600 shares

     Michael A. Sanchez       Includes 198,000 shares held in custodial accounts
                              for three minor children and 90,000 shares held by his spouse

     Joseph F. Waterman       Includes 3,996 shares held by his spouse, 1,800
                              shares held in custodial accounts for three children, 1,054 shares held in a spousal trust


[SANCHEZ LOGO]                                                               16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership by our directors and executive officers. To the best of our knowledge, the only late filings during 2000 were as follows: a Form 4 filed late by Doug Enns, Deborah Kovacs, John Loewenberg, Daniel Sollis, Michael Turner, Joseph Waterman, and Ronald Zlatoper on one occasion, and a Form 4s filed late on two occasions by Dan S. Russell and John Teaford.


                             STOCK PERFORMANCE GRAPH


The following graph compares the cumulative total return on our common stock for the period November 13, 1996, through December 31, 2000, with the cumulative total return on the Nasdaq Index and the peer group index for the same period. The peer group consists of Nasdaq companies with SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested on November 13, 1996, in our common stock and in each of the comparison indices, and assumes reinvestment of dividends. We have historically reinvested earnings in the growth of our business and have not paid cash dividends on our common stock.


                                  [LINE GRAPH]


              Nov 96    Dec 96   Dec 97    Dec 98     Dec 99     Dec 00
              ------    ------   ------    ------     ------     ------
Sanchez        100       143       530       532       1,498       300
Nasdaq         100       103       126       177         330       198
Peer Group     100       102       126       224         493       228


[SANCHEZ LOGO]                                                               17

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


COMPENSATION PHILOSOPHY

We are in a highly competitive industry. To succeed, we must be able to:

o    attract and retain qualified employees,

o promote among them the economic benefits of stock ownership in our company, and

o motivate and reward employees who, by their hard work, loyalty, and exceptional service, make contributions of special importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of:

o    base pay,

o    cash incentives, and

o    stock options.


BASE PAY

Base pay is established initially for new executives on the basis of subjective factors, including experience, individual achievements, and the level of responsibility to be assumed. Salary increases also are awarded based on subjective factors, including:

o    an executive's increased levels of individual responsibility,

o maintaining an appropriate scale among our executives based on relative positions and responsibilities,

o    the competitiveness of the labor market in the technology sector, and

o    general levels of inflation.

MR. FRANK SANCHEZ' 2000 BASE PAY. Mr. Sanchez' base salary was increased from $250,000 to $275,000 or 10%.

OTHER HIGHLY COMPENSATED EXECUTIVES' 2000 BASE PAY Base pay for 2000 was determined by considering the subjective factors discussed previously.

CASH INCENTIVES

Cash incentives may be awarded at the discretion of the Compensation Committee. Cash incentives are intended to motivate executives to achieve and exceed not only the targeted tasks and objectives determined for each executive according to his or her functional responsibilities within the organization, but also our annual performance targets and strategic objectives as defined in our annual strategic plan.

MR. FRANK SANCHEZ' 2000 CASH INCENTIVE. Mr. Sanchez was awarded a cash incentive of $150,000 for 2000 based on corporate performance and other subjective factors.

OTHER HIGHLY COMPENSATED EXECUTIVES' 2000 CASH INCENTIVE. Cash incentives for 2000 were determined by considering corporate performance and other subjective factors.

STOCK OPTIONS

Our Equity Compensation Plan is designed to attract, retain and reward employees who make significant contributions toward achievement of our financial and operational objectives. Grants under the Plan align the interests of our executives and employees with the long-term interests of our stockholders and motivate executives and employees to remain in our employ. Generally, grants are not made every year, but are awarded subjectively, based on a number of factors, including the achievement of our financial and strategic objectives, the individual's contributions toward the achievement of our financial and operational objectives, and the amount and term of options already held by each individual.

2000 STOCK OPTION AWARDS. The Compensation Committee granted stock options during 2000 to certain of its new executives and employees and also granted



[SANCHEZ LOGO]                                                               18
options to certain existing executives and employees for performance during 2000. The relative number of options granted to new executives and employees was based on each person's responsibilities.

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION

The Compensation Committee is aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the compensation tables that is not "performance based" as defined in section 162(m). The Compensation Committee believes that annual levels of executive compensation that are not performance based are not likely to exceed one million dollars in the foreseeable future.

By the Compensation Committee:

Frederick J. Gronbacher
Alex W. Hart
Michael A. Sanchez
Gary C. Wendt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Hart, Gronbacher and Wendt are the voting members of the Compensation Committee. Mr. Michael Sanchez, chairman of the Board and an executive officer of a subsidiary, serves as a non-voting member of the Compensation Committee. Mr. Sanchez did not participate in discussions regarding his compensation.


[SANCHEZ LOGO]                                                               19

--------------------------------------------------------------------------------
                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
                 2000 ANNUAL COMPENSATION FOR TOP FIVE OFFICERS


                                                                                LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION(1)           ------------------------
                                                                                        AWARDS
                                    -------------------------------------------------------------------
                                                                                             SECURITIES
                                                                OTHER ANNUAL   RESTRICTED    UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL                                          COMPENSATION      STOCK        OPTIONS/     COMPENSATION
         POSITION           YEAR    SALARY($)    BONUS($)(2)      ($)(3)        AWARDS($)      SARS(#)         ($)(4)
-------------------------------------------------------------------------------------------------------------------------
Michael A. Sanchez          2000    $ 268,268     $ 150,000      $     --     $     --        15,000        $  8,048
Chairman
                            1999      233,755        40,000            --           --        22,000           9,263

                                                                                              50,000(6)

                            1998      217,675       150,000            --           --        80,000           9,248
-------------------------------------------------------------------------------------------------------------------------
Frank R. Sanchez            2000    $ 268,746     $ 150,000      $     --     $     --        15,000        $  8,062
Chief Executive Officer
                            1999      235,005        40,000            --           --        22,000           9,300

                                                                                              50,000(6)

                            1998      224,000       150,000            --           --        80,000           8,970
-------------------------------------------------------------------------------------------------------------------------
Joseph F. Waterman          2000    $ 215,000     $  75,000      $     --     $     --        15,000        $  6,450
President and COO
                            1999      192,500        25,000            --           --        15,000           6,975

                                                                                              25,000(6)

                            1998      163,550        77,500            --           --        40,000           6,031
-------------------------------------------------------------------------------------------------------------------------
Douglas J. Enns             2000    $ 250,000     $  75,000      $ 116,750    $     --        10,000              --
Managing Director,
International               1999      124,998(5)     77,500         56,502          --        80,000              --
Operations
                                                                                              15,000(6)

-------------------------------------------------------------------------------------------------------------------------
Daniel W. Sollis            2000    $ 172,500     $ 100,000      $     --     $     --        15,000        $  5,175
Senior Vice President,
Global Sales                1999      150,000        25,000            --           --        10,200           3,893

                                                                                              20,000(6)
                            1998      141,000        30,000            --           --          --             4,237


-------------------------------------------------------------------------------------------------------------------------

     NOTES TO ANNUAL COMPENSATION TABLE:

     (1) Includes compensation that has been deferred by the top five officers under defined contribution plans.

     (2)  Includes amounts paid or accrued related to 2000.

     (3) The amount stated for Mr. Enns includes payment for overseas housing as well as other overseas living expenses.

     (4)  Represents a contribution under our 401(k) plan.

     (5)  Mr. Enns' employment commenced in July 1999.

     (6) Represents option to acquire shares of e-PROFILE common stock in accordance with the equity compensation plan.



[SANCHEZ LOGO]                                                               20

                            2000 STOCK OPTION GRANTS

-------------------------------------------------------------------------------------------------------------
                                                                                      POTENTIAL REALIZABLE
                                                                                              VALUE
                                                                                        AT ASSUMED ANNUAL
                                INDIVIDUAL GRANTS(1)                                    RATES OF STOCK PRICE
                                                                                          APPRECIATION
                                                                                       FOR OPTION TERM(2)
-------------------------------------------------------------------------------------------------------------
                                         % OF TOTAL
                           NUMBER OF      OPTIONS/
                           SECURITIES       SARS
                           UNDERLYING    GRANTED TO
                            OPTIONS/      EMPLOYEES     EXERCISE OR
                              SARS        IN FISCAL      BASE PRICE     EXPIRATION      5%            10%
          NAME             GRANTED (#)      YEAR           ($/SH)          DATE         ($)           ($)
-----------------------------------------------------------------------------------------------------------
Michael A. Sanchez           15,000(3)      2.1%          15.563         5/24/08     $ 79,394    $ 180,117
-----------------------------------------------------------------------------------------------------------
Frank R. Sanchez             15,000(3)      2.1%          15.563         5/24/08     $ 79,394    $ 180,117
-----------------------------------------------------------------------------------------------------------
Joseph F. Waterman           15,000(3)      2.1%          15.563         5/24/08     $ 79,394    $ 180,117
-----------------------------------------------------------------------------------------------------------
Douglas J. Enns              10,000(3)      1.4%          15.563         5/24/08     $ 52,929    $ 120,078
-----------------------------------------------------------------------------------------------------------
Daniel W. Sollis             15,000(3)      2.1%          15.563         5/24/08     $ 79,394    $ 180,117
-----------------------------------------------------------------------------------------------------------

 (1) All options have an exercise price equal to or greater than the fair market value of the shares subject to each option on the grant date. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same day sales (that is, a cashless exercise through a broker). The Compensation Committee may determine when options are excercisable and may accelerate the exercise date of any outstanding option.

(2) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of our future stock price growth. Executives will not benefit unless the common stock price increases above the stock option exercise price. The expiration date shown is the last date when the final vested portion of each option may be exercised.

(3) These options vest thirty-three and one third percent each year commencing on the first anniversary of the grant. Each vested segment of these options has a five-year term from the date it first becomes exercisable.



[SANCHEZ LOGO]                                                               21

          2000 STOCK OPTION EXERCISES AND YEAR-END STOCK OPTION VALUES

-------------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED               IN-THE-MONEY
                            SHARES                            OPTIONS/SARS                    OPTIONS/SARS
                           ACQUIRED                       AT FISCAL YEAR-END(#)        AT FISCAL YEAR-END($)(1)(2)
                              ON          VALUE
       NAME               EXERCISE(#)   REALIZED($)    EXERCISABLE  UNEXERCISABLE      EXERCISABLE  UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
Michael A. Sanchez
  Sanchez Options               --            --         122,497       53,303            $414,812        --
  e-PROFILE Options           16,667      $ 27,834        16,666       16,667                --          --
-------------------------------------------------------------------------------------------------------------------
Frank R. Sanchez
  Sanchez Options               --            --         122,801       52,999            $414,812        --
  e-PROFILE Options             --            --          50,000         --                  --          --
-------------------------------------------------------------------------------------------------------------------
Joseph F. Waterman
  Sanchez Options             18,786      $449,751          --         40,684                --          --
  e-PROFILE Options            8,333        13,916         8,333        8,334                --          --
-------------------------------------------------------------------------------------------------------------------
Douglas J. Enns
  Sanchez Options             15,000      $323,310        38,334       36,666                --          --
  e-PROFILE Options             --            --          10,000        5,000                --          --
-------------------------------------------------------------------------------------------------------------------
Daniel W. Sollis
  Sanchez Options             38,333      $910,253         9,167       34,300            $ 13,283     $13,283
  e-PROFILE Options             --            --          20,000         --                  --          --
-------------------------------------------------------------------------------------------------------------------


(1) Sanchez option value is calculated using the difference between the option exercise price and the year-end stock price of $8.688, multiplied by the number of shares subject to an option.

(2) e-PROFILE option value is calculated using the difference between the option exercise price and the last valuation of e-PROFILE common stock established by the e-PROFILE Board of Directors during 2000, multiplied by the number of shares subject to an option.




[SANCHEZ LOGO]                                                               22

RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT AND OTHERS

In March 1995, we loaned Frank Sanchez $114,000. We made this loan to provide funding to exercise certain stock options for the purchase of common stock as part of a company-wide program enabling all employees who had been granted options before December 31, 1993, to exercise similar options. In consideration of this loan, Mr. Sanchez executed a full recourse note. The note had a 10-year term and the interest rate was 7.75% per annum. The highest outstanding balance during 2000 was $105,268, and the loan was fully repaid in February 2000.

                          REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2000.

The Audit Committee is comprised of the directors previously listed on page 7 and operates under a written charter adopted by the Board of Directors (Exhibit
A).

The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has also discussed with Arthur Andersen LLP, the Company's independent accountants, the matters required to be discussed by the Statement of Auditing Standards No. 61, Communication with Audit Committees which includes, among other items, matters related to the conduct of the annual audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board No. 1, which relates to the accountant's independence from the Company and has discussed with Arthur Andersen LLP its independence from the Company.

We received the following information concerning the fees of the independent accountants for the year ended December 31, 2000, and have considered whether the provision of these services is compatible with maintaining the independence of the independent accountants:

o    Audit Fees ...........................$  76,000

o    Financial Information
     Systems Design and
     Implementation Fees .........................$0

o    All Other Fees
     (primarily related to the
     e-PROFILE registration
     statement and
     tax consultation and
     preparation) ..........................$278,000

Based upon the review and discussions referred to above, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


By the Audit Committee:
John D. Lowenberg, Chairman
Lawrence A. Chimerine
Thomas C. Lynch
James R. Stojak

INDEPENDENT AUDITORS

The Board has, in accordance with the recommendation of its Audit Committee, chosen the firm of Arthur Andersen LLP as independent auditors for the company. Representatives of Arthur Andersen LLP are expected to be present, and to be available to respond to appropriate questions, at the Annual Meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.



[SANCHEZ LOGO]                                                               23

                      (This Page Left Intentionally Blank)




[SANCHEZ LOGO]                                                               24

                                                                       Exhibit A

                             AUDIT COMMITTEE CHARTER


The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and integrity of the audit process.

In meeting its responsibilities, the Audit Committee is expected to:

1. Ensure the outside auditors are ultimately accountable to the Board of Directors and the Audit Committee by providing an open avenue of communication between the outside auditors and the Board of Directors.

2. Select, evaluate, and where appropriate, replace the outside auditors (or nominate the outside auditor to be proposed for shareholder approval in any proxy statement). The Committee will also approve the outside auditors' compensation.

3. Ensure its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with the Independence Standards Board Standard 1.

4. Based upon No. 3 above, discuss with the outside auditors any disclosed relationships or services that impact the objectivity and independence of the outside auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditor.

5. Inquire of management and the outside auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company, and whether the outside auditors concur.

6.   Review the audit scope and plan of the outside auditors for the Company.

7. Review with the outside auditors the coordination of audit effort to assure completeness of coverage, elimination of redundant efforts, and the effective use of audit resources.

8.   Consider and review with the outside auditors:

     a. The adequacy of the Company's internal controls including computerized information system controls and security where applicable.

     b. Any related significant findings and recommendations of the outside auditors together with management's responses thereto.

9. Review with management and/or the outside auditors at the completion of the annual examination:

     a.   The Company's annual financial statements and related footnotes.

     b. The outside auditors' audit of the financial statements and its report thereon.

     c.   Any significant changes required in the outside auditors' audit plan.

     d. Any significant difficulties or disputes with management encountered during the course of the audit.

     e. Other matters related to the conduct of the audit, which are to be communicated to the Committee


[SANCHEZ LOGO]                                                               25
          under generally accepted auditing standards.

10. Review Annual Report and SEC year-end filings, prior to issuance when possible, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

11. Review with management and the outside auditors, any significant accounting or financial reporting issues prior to filing interim financial reports with the SEC or other regulators.

12. Review legal and regulatory matters, related company compliance policies, and programs and reports received from regulators that may have a material impact on the financial statements.

13. Meet with the outside auditors, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

14. Report Audit Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

15. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain outside counsel, accountants, or others to assist it in the conduct of any investigation.

16. Meet at least three times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

17. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

18. Include report on the Audit Committee in all proxies and information statements occurring after December 15, 2000 as required by SEC Final Rule:
     Audit Committee Disclosure [Release No. 34-42266; File No. S7-22-99].

19. Review and reassess the adequacy of the Audit Committee's charter annually, as well as conduct a bi-annual self-assessment.

The membership of the Audit Committee shall consist of at least three members, comprised solely of "independent directors" (as such term is defined in NASD Rule 4200 (a)(15)) who will be members of the Board of Directors and shall serve on the Audit Committee at the pleasure of the Board. The composition of the Audit Committee will comply with the requirements of Rule 4350 (d)(2). The above membership requirements will be effective not later than June 14, 2001. Audit Committee members and the Committee chairman shall be designated by the full Board of Directors upon the recommendation of the nominating Committee.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.




[SANCHEZ LOGO]                                                               26

                                 [SANCHEZ LOGO]
                            40 Valley Stream Parkway
                                Malvern, PA 19355

                              Phone: (610) 296-8877
                               Fax: (610) 296-7371

                            Internet: www.sanchez.com



--------------------------------------------------------------------------------

       DIRECTIONS TO THE DESMOND GREAT VALLEY HOTEL AND CONFERENCE CENTER
                              One Liberty Boulevard
                           Malvern, Pennsylvania 19355
                                 (610) 296-9800

--------------------------------------------------------------------------------
FROM PHILADELPHIA

Take the Schuylkill Expressway (I-76) West. Follow I-76 West to Route 202 South. Take Route 202 South to the Route 29/Great Valley Corporate Center exit. At the end of the ramp, proceed straight through the traffic light onto Liberty Boulevard. The hotel is on the right.

--------------------------------------------------------------------------------
FROM SOUTH NEW JERSEY

Take I-95 South to Route 322 West. Take Route 322 West to US Route 1 South to Route 202 North. Follow Route 202 North to the Route 29 North/Great Valley Corporate Center exit. At the bottom of the ramp, turn right. Turn right onto Route 29 North. Turn right onto Liberty Boulevard, the hotel is on the left.

--------------------------------------------------------------------------------
FROM PHILADELPHIA AIRPORT

Take I-95 South to Route 476 North. Follow Route 476 North to the
Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Route 29/Great Valley Corporate Center exit. At the end of the ramp, proceed straight through the traffic light onto Liberty Boulevard. The hotel is on the right.


--------------------------------------------------------------------------------
FROM WILMINGTON AND POINTS SOUTH (DELAWARE AND MARYLAND)

Take I-95 North to Route 202 North. Follow Route 202 North to the Route 29 North/Great Valley Corporate Center exit. At the bottom of the ramp, turn right. Turn right onto Route 29 North. Turn right onto Liberty Boulevard, the hotel is on the left.

--------------------------------------------------------------------------------
FROM HARRISBURG AND POINTS WEST

Take PA Turnpike East to Exit 24, Valley Forge. Take Route 202 South to the Route 29/Great Valley Corporate Center exit. At the end of the ramp, proceed straight through the traffic light onto Liberty Boulevard. The hotel is on the right.

--------------------------------------------------------------------------------
FROM NEW YORK AND POINTS NORTH

Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 24, Valley Forge. Take Route 202 South to the Route 29 Great Valley Corporate Center exit. At the end of the ramp, proceed straight through the traffic light onto Liberty Boulevard. The hotel is on the right.

--------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR               Please mark      /X/
proposals 1 and 2.                                         your votes as
                                                           indicated in
                                                           this example

1. ELECTION OF DIRECTORS                               Nominees: Michael A. Sanchez, Frank R. Sanchez,
                                                       Joseph F. Waterman, Lawrence Chimerine, Frederick J.
   FOR ALL NOMINEES           WITHHOLD                 Gronbacher, Alex W. Hart, John D. Loewenberg,
  LISTED TO THE RIGHT         AUTHORITY                Thomas C. Lynch, James R. Stojak, Gary C. Wendt
   (EXCEPT AS MARKED    TO VOTE FOR ALL NOMINEES
    TO THE CONTRARY)     LISTED TO THE RIGHT           To withhold authority to vote for any individual nominee
                                                       while voting for the remainder, strike a line through the
                                                       nominee's name on the list.
         / /                     / /

2. ADOPTION OF AN AMENDMENT TO THE
   1995 EQUITY COMPENSATION PLAN

     FOR     AGAINST    ABSTAIN

     / /      / /         / /


Signature______________________ Signature________________ Date ___________, 2001
YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. IF SHARES ARE JOINTLY
OWNED, YOU MUST BOTH SIGN. INCLUDE YOUR FULL TITLE IF YOU ARE SIGNING AS AN
ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, OR ON BEHALF OF A
CORPORATION OR PARTNERSHIP.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                                 [SANCHEZ LOGO]


                            40 Valley Stream Parkway
                               Malvern, PA 19355

                             Phone: (610) 296-8877
                              Fax: (610) 296-7371

        For more information about Sanchez, please visit our website at
                                www.sanchez.com


      --------------------------------------------------------------------

                  If you cannot attend the meeting in person,
            you may listen to the meeting over the Internet through
                                 Vcall, Inc. at
                             http://www.vcall.com.

         Please go to this web site approximately fifteen minutes early to register and download any necessary audio software.

      --------------------------------------------------------------------


PROXY

                       SANCHEZ COMPUTER ASSOCIATES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

o appoint Michael A. Sanchez, Frank R. Sanchez or Joseph F. Waterman or any substitutes they may appoint, as proxies to vote your shares, as you have instructed, at the annual meeting on May 24, 2001, and at any adjournments of that meeting.

o authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

o     revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE











                                 [SANCHEZ LOGO]